Exhibit 99.1

Office Supply Line, Inc.
(A Development Stage Company)
Financial Statements
July 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Office Supply Line, Inc

We have audited the accompanying balance sheet of Office Supply Line, Inc (a development stage company) as of July 31, 2011, and the related statements of operations, stockholders’ deficit and cash flows from September 16, 2010 (inception) to July 31, 2011.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Office Supply Line, Inc (a development stage company) as of July 31, 2011, and the results of its operations and its cash flows from September 16, 2010 (inception) to July 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a net loss of $192,465 and net cash used in operations of $23,872 from September 16, 2010 (inception) to July 31, 2011. The Company also has a working capital deficit of $308,265 and stockholders’ deficit of $122,465 at July 31, 2011. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
September 7, 2011

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermanc • info@berrnancpas.com
Registered with the PCAOB• Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Office Supply Line, Inc.
(A Development Stage Company)
Balance Sheet
July 31, 2011

Assets

Current Assets
Cash	$2,636
Total Current Assets	2,636

Website development costs	185,800

Total Assets	$188,436

Liabilties and Stockholders' Deficit

Current Liabilities
Accounts payable and accrued liabilities	$306,393
Loan payable - related party	4,508
Total Current Liabilities	310,901

Stockholders' Deficit
Common stock, $0.001 par value, 60,000,000 shares authorized and 48,220,000 shares issued and outstanding	48,220
Additional paid-in capital	21,780
Deficit accumulated during the development stage	(192,465)
Total Stockholders' Deficit	(122,465)

Total Liabilities and Stockholders' Deficit	$188,436

See accompanying notes to the financial statements

Office Supply Line, Inc.
(A Development Stage Company)
Statement of Operations
From September 16, 2010 (inception) to July 31, 2011

General and administrative expenses	$(192,465)

Net loss	$(192,465)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares
outstanding during the period - basic and diluted	48,061,069

See accompanying notes to the financial statements

Office Supply Line, Inc.
(A Development Stage Company)
Statement of Shareholders (Deficit)
From September 16, 2010 (Inception) to July 31, 2011

				Deficit Accumulated
	Common Stock, $0.001 Par Value		Additional Paid-	During the Development	Total Shareholders'
	Shares	Amount	in Capital	Stage	Deficit

Issuance of common stock for services to founders ($0.001/share)	48,000,000	$48,000	$-	$-	$48,000

Issuance of common stock for cash - related parties ($0.10/share)	220,000	$220	21,780	-	22,000

Net loss	-	-	-	(192,465)	(192,465)

Balance, July 31, 2011	48,220,000	$48,220	$21,780	$(192,465)	$(122,465)

See accompanying notes to the financial statements

Statement of Cash Flows
From September 16, 2010 (Inception) to July 31, 2011

Cash Flows From Operating Activities:

Net loss	$(192,465)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services to founders	48,000
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	120,593
Net Cash Used in Operating Activities	(23,872)

Cash Flows from Financing Activities:
Proceeds from loan - related party	4,508
Proceeds from issuance of common stock	22,000
Net cash provided by financing activities	26,508

Net increase in cash	2,636

Cash - beginning of period	-

Cash - end of period	$2,636

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	$-
Interest	$-

Supplemental disclosure of non-cash investing activity:
Acquisition of website for accounts payable	$185,800

See accompanying notes to the financial statements

Office Supply Line, Inc.
(A Development Stage Company)
Notes to the Financial Statements
July 31, 2011

Note 1 Nature of Operations

Office Supply Line, Inc. was incorporated in State of Nevada on September 16, 2010.

The Company intends to become a national distributor of office products.

The Company’s fiscal year end is July 31.

Note 2 Summary of Significant Accounting Policies

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.  The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company's operations may be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.  Also, see Note 3 regarding going concern matters.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Cash and Cash Equivalents

The Company maintains cash balances in a non-interest bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Office Supply Line, Inc.
(A Development Stage Company)
Notes to the Financial Statements
July 31, 2011
Long-Lived Assets

The Company assesses the recoverability of its website development costs whenever events and circumstances indicate the carrying value of an asset or asset group may not be recoverable from estimated future cash flows expected to result from its use and eventual disposition. Management does not believe these website development costs are impaired.

Once placed into service, the Company expects to amortize these costs over its expected useful life of 3 years.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3: Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of accounts payable and loan payable – related party. The carrying amounts of the Company's financial instruments generally approximated their fair values as of July 31, 2011 due to the short term nature of these instruments.

Office Supply Line, Inc.
(A Development Stage Company)
Notes to the Financial Statements
July 31, 2011

Earnings (loss) per share

Basic earnings per share (“EPS”) is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

The computation of basic and diluted loss per share for the fiscal period ended July 31, 2011 is equivalent since the Company reported a net loss. The Company also has no common stock equivalents.

Income Taxes

Provisions for federal and state income taxes are calculated based on reported pre-tax earnings and current tax law.

Significant judgment is required in determining income tax provisions and evaluating tax positions. The Company periodically assess its liabilities and contingencies for all periods that are currently open to examination or have not been effectively settled based on the most current available information. When it is not more likely than not that a tax position will be sustained, the Company records its best estimate of the resulting tax liability and any applicable interest and penalties in the financial statements.

Deferred tax assets and liabilities are recorded for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements using statutory rates in effect for the period in which the differences are expected to reverse. The Company presents the tax effects of these deferred tax assets and liabilities separately for each major tax jurisdiction.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that the changes are enacted. The Company records a valuation allowance to reduce deferred tax assets when it is more likely than not that some portion of the asset may not be realized. The Company evaluates its deferred tax assets and liabilities on a periodic basis.

Recent Accounting Pronouncements

There are no recent accounting pronouncements that are expected to have an effect on the Company’s financial statements.

Office Supply Line, Inc.
(A Development Stage Company)
Notes to the Financial Statements
July 31, 2011

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $192,465 and net cash used in operations of $23,872 from September 16, 2010 (inception) to July 31, 2011. The Company also has a working capital deficit of $308,265 and stockholders’ deficit of $122,465 at July 31, 2011.The Company is in the development stage and has not generated revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations is dependent on Management's plans, which may include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur liabilities with certain related parties to sustain the Company’s existence.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives.  The Company believes its current available cash along with anticipated future revenues may be insufficient to meet its cash needs for the near future.  There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 Website Development Costs

The Company has incurred website development costs in exchange for accounts payable of $185,800. The Company is developing its website, although has not yet been placed into service.

Note 5 Loan Payable – related party

In 2011, the Company received advances from its Corporate Secretary and Treasurer for $4,508. The advances are non interest-bearing, unsecured and due on demand.

Note 6 Commitments and contingencies

From time to time we are involved in litigation related to the ordinary course of trade or business. As of July 31, 2011 we were not party to any pending and or threatened litigation.

Office Supply Line, Inc.
(A Development Stage Company)
Notes to the Financial Statements
July 31, 2011

Note 7 Related Party Transactions

The Company has employment agreements with its Chief Executive Officer and its Corporate Secretary.  The terms of the agreement are as follows:

● Monthly salary of $5,000 each,
● Agreement is effective until otherwise amended

Note 8 Stockholders’ Deficit

From September 16, 2010 (inception) to June 30, 2011, the Company issued the following shares of common stock:

Transaction Type	Quantity of Shares	Valuation	Value per Share
Services – founders (*)	48,000,000	$48,000	$0.001
Cash – related parties	220,000	22,000	0.10
	48,220,000	$70,000	$0.01– 0.10

*Valuation based upon fair value of pre-incorporation services rendered.

Note 9 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. The Company established a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has net operating loss carryforwards for tax purposes of approximately $26,000 at July 31, 2011, expiring through 2031. There is a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership). Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at July 31, 2011 are approximately as follows:

Gross deferred tax assets:
Accrued salary	$(41,000)
Net operating loss carryforwards	(10,000)
Total deferred tax assets	51,000
Less: valuation allowance	(51,000)
Net deferred tax asset recorded	$-

Office Supply Line, Inc.
(A Development Stage Company)
Notes to the Financial Statements
July 31, 2011
The valuation allowance at September 16, 2010 was $0. The increase in valuation allowance during the period ended July 31, 2011 was approximately $51,000. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not, that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of July 31, 2011.

The actual tax benefit differs from the expected tax benefit for the period ended July 31, 2011, (computed by applying the U.S. Federal Corporate tax rate of 35% to income before taxes) is approximately as follows:

Expected tax expense (benefit)	$(68,000)
Non-deductible stock based compensation	17,000
Change in valuation allowance	51,000
Actual tax expense (benefit)	$-

Note 10 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of July 31, 2011 and September 7, 2011, the date the financial statements were available to be issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

Subsequent to July 31, 2011 the Company received $24,000 in advances from a related party. These advances bear interest at 8%, are unsecured and due on demand.